As filed with the Securities and Exchange Commission on June 19, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S‑8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(Address of principal executive offices) (Zip Code)
___________________

ALIMERA SCIENCES, INC. 2019 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
___________________

Richard S. Eiswirth, Jr.
President and Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(Name and address of agent for service)
(678) 990-5740
(Telephone number, including area code, of agent for service)

Copies to:

Charles D. Vaughn	Christopher S. Visick
Nelson Mullins Riley & Scarborough LLP	Vice President and General Counsel
Atlantic Station, Suite 1700	6120 Windward Parkway, Suite 290
201 17th Street NW	Alpharetta, GA 30005
Atlanta, GA 30363	(678) 990-5740
(404) 322-6000
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act
☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	7,500,000	$0.91	$6,825,000	$827.19

(1)
The shares registered hereunder are 7,500,000 shares of the Common Stock, $0.01 par value (“Common Stock”), of Alimera Sciences, Inc. reserved for issuance pursuant to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan. This Registration Statement also covers any additional shares of Common Stock that become issuable under such Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price for the shares of Common Stock are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on June 18, 2019.

EXPLANATORY NOTE
The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register an aggregate of 7,500,000 shares of the Common Stock of Alimera Sciences, Inc. (the “Company” or the “registrant”) that may be offered pursuant to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”).
PART I
The documents containing the information specified in Part I will be sent or given to participants in the 2019 Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
ITEM 3. Incorporation of Documents by Reference.
The following documents that the Company has filed with the SEC are hereby incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019 for the year ended December 31, 2018;
2.	The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019 for the quarter ended March 31, 2019;
3.
The Company’s Current Reports on Form 8-K filed with the SEC on January 2, 2019, January 7, 2019, January 18, 2019, January 25, 2019, February 19, 2019, February 25, 2019, March 1, 2019, March 29, 2019, April 9, 2019, April 30, 2019, May 1, 2019, May 8, 2019, June 4, 2019 and June 19, 2019 (other than those portions of the documents deemed not to be filed); and

4.
The description of the Company’s capital stock included in the Company’s prospectus filed pursuant to Rule 424(b)(2) of the Securities Act, filed with the SEC on November 3, 2017, and all amendments or reports filed for the purpose of updating such description.

All documents the Company files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement (other than any such documents or portions thereof that are furnished and not deemed filed with the SEC), before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. Description of Securities.
Not applicable.

ITEM 5. Interests of Named Experts and Counsel.
Not applicable.
ITEM 6. Indemnification of Directors and Officers.
The General Corporation Law of the State of Delaware (the “DGCL”) and the registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.
The registrant has also entered into identification agreements with its directors and executive officers. These identification agreements generally require that the registrant pay, on behalf of each director and officer party thereto, all amounts that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission that he or she commits or suffers while acting in his or her capacity as the registrant’s director and/or officer and because of his or her being a director and/or officer. Under the DGCL, absent an identification agreement or a provision in a corporation’s bylaws or certificate of incorporation, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits).
The registrant currently maintains a directors’ and officers’ liability insurance policy.
ITEM 7. Exemption from Registration Claimed.
Not applicable.
ITEM 8. Exhibits.
The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.
ITEM 9. Undertakings.
1.     The undersigned registrant hereby undertakes:
(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(b)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Restated Certificate of Incorporation of registrant, as amended on various dates (incorporated herein by reference to Exhibit 3.1 to registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018).

4.2	Amended and Restated Bylaws of registrant, as amended (incorporated herein by reference to Exhibit 3.1 to registrant’s Current Report filed with the SEC on November 5, 2015).
5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to the Power of Attorney following the signature page of this Registration Statement.
99.1	Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed on June 19, 2019).
99.2
Form of Stock Option Agreement under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed on June 19, 2019).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 19th day of June, 2019.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Richard S. Eiswirth, Jr. and J. Philip Jones, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2019
/s/ J. Philip Jones J. Philip Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2019
/s/ C. Daniel Myers C. Daniel Myers	Chairman of the Board of Directors	June 18, 2019
/s/ James R. Largent James R. Largent	Lead Independent Director	June 18, 2019
/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	June 18, 2019
/s/ Garheng Kong Garheng Kong, M.D., Ph.D.	Director	June 18, 2019
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	June 18, 2019
/s/ Mary T. Szela Mary T. Szela	Director	June 18, 2019